As filed with the Securities and Exchange Commission on October 24, 1997

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               -------------------

                               INSILCO CORPORATION

             (Exact name of Registrant as specified in its charter)

               Delaware                                 06-0635844
   (State or other jurisdiction                      (I.R.S. Employer
  of incorporation or organization)                Identification No.)

                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
             (Address of Registrant's principal executive offices)

                               -------------------

                               INSILCO CORPORATION
                              AMENDED AND RESTATED
                         1993 LONG-TERM INCENTIVE PLAN

                            (Full Title of the Plan)

                               -------------------

                              Kenneth H. Koch, Esq.
                 Vice President, General Counsel, and Secretary
                               Insilco Corporation
                       425 Metro Place North, Fifth Floor
                               Dublin, Ohio 43017
                                 (614) 792-0468
           (Name, address and telephone number of agent for service)

                               -------------------

                          Copies of Correspondence to:
                             Robert J. Tannous, Esq.
                        Porter, Wright, Morris & Arthur
                              41 South High Street
                              Columbus, Ohio 43215

                               -------------------

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum      Proposed Maximum          Amount of
Title of Securities               Amount to be           Offering Price      Aggregate Offering       Registration
 to be Registered                  Registered              Per Share*              Price*                 Fee*

-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value................         500,000              $36.75              $18,375,000            $5,569.00
-------------------------------------------------------------------------------------------------------------------


*Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of Insilco Common Stock as reported on the Nasdaq National Market on October 20, 1997.

This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Insilco common stock, $ .001 par value, as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information concerning the Insilco Corporation Amended and Restated 1993 Long- Term Incentive Plan (the "Plan"), specified in
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not filed as part of this Registration Statement in accordance with the Note to Part I of the Form S-8 Registration Statement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Securities and Exchange Commission (the "Commission") by Insilco pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act are hereby incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Commission on March 23, 1997;

          2. Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, as filed with the Commission on May 14, 1997 and August 1, 1997, respectively;

          3. Proxy Statement for the Annual Meeting of Shareholders held on May 22, 1997, as filed with the Commission on April 23, 1997;

          4. Current Report on Form 8-K, dated March 5, 1997 and filed with the Commission on March 19, 1997; and

          5. Registration Statement on Form S-4, as filed with the Commission on September 26, 1997.

The descriptions of Insilco's Common Stock which are contained in Insilco's Form 10 (File No. 22098) filed with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, as updated in any amendment or report filed for the purpose of updating such descriptions, are hereby incorporated by reference.

All documents filed by Insilco, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The contents of the Form S-8 Registration Statement previously filed with the Commission by the Registrant on December 2, 1994, and amended on March 1, 1995 (Registration No. 33-86938), are hereby incorporated by reference herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, State of Ohio, on October 23, 1997.

                                              INSILCO CORPORATION

                                              By: /s/ Robert L. Smialek
                                                  -----------------------------
                                                  Robert L. Smialek, President,
                                                  Chief Executive Officer, and
                                                  Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


              SIGNATURE                                   TITLE                                      DATE
              ---------                                   -----                                      ----

        /s/ Robert L. Smialek                President, Chief Executive Officer, and    )      October 23, 1997
-------------------------------------        Chairman of the Board of Directors)        )
         Robert L. Smialek                   Principal Executive Officer)               )
                                                                                        )
                                                                                        )
         *Philip K. Woodlief                 Vice President and Corporate               )      October 23, 1997
-------------------------------------        Controller                                 )
         Philip K. Woodlief                  (Principal Accounting Officer)             )
                                                                                        )
                                                                                        )
          *James J. Gaffney                  Director                                   )      October 23, 1997
 -----------------------------------
         James J. Gaffney                                                               )
                                                                                        )
                                                                                        )
          *Terence M. O'Toole                Director                                   )      October 23, 1997
------------------------------------
         Terence M. O'Toole                                                             )
                                                                                        )
                                                                                        )
          *Thomas E. Petry                   Director                                   )      October 23, 1997
------------------------------------
         Thomas E. Petry                                                                )
                                                                                        )
                                                                                        )
          *Barry S. Volpert                  Director                                   )      October 23, 1997
------------------------------------
         Barry S. Volpert                                                               )
                                                                                        )
                                                                                        )

*By:   /s/ Kennth H. Koch
     ---------------------------------
     Kenneth H. Koch, attorney-in-fact
     for each of the persons indicated


                                                    Registration No. 333-_______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                             REGISTRATION STATEMENT

                                       ON

                                    FORM S-8

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               -------------------

                               INSILCO CORPORATION

                               -------------------

                                    EXHIBITS

                               -------------------



--------------------------------------------------------------------------------

                                  EXHIBIT INDEX

Exhibit                                  Exhibit
Number                                 Description
------                                 -----------

4(a) *    Insilco Corporation Amended and Restated 1993 Long-Term Incentive
          Plan.

4(b) Supplemental Terms and Conditions Applicable to December 1993 Option Awards Under the Insilco Corporation 1993 Long-Term Incentive Plan (Exhibit 4(b) to Amendment No. 1 to Form S-8 (File No. 33-86938), an incorporated herein by reference.)

4(c) Amended and Restated Certificate of Incorporation of Insilco Corporation (Exhibit 3(a) to Form 10 (File No. 0-22098), and incorporated herein by reference).

4(d) Amended and Restated Bylaws of Insilco Corporation (Exhibit 3(b) to Form 10 (File No. 0- 22098), and incorporated herein by reference).

4(e) Settlement Agreement and Stipulated Order by and between the Company, certain subsidiaries of the Registrant, The Valspar Corporation and the United States of America by order of the United States District Court for the Western District of Texas, San Antonio Division, dated January 9, 1993 (Form 10, Exhibit 4(h), File No. 0-22098).

4(f) Stipulation regarding Settlement Agreement and Stipulated Order amending Exhibit 4(h) (Form 10, Exhibit 4(i), File No. 0-22098).

4(g) Amended and Restated Credit Agreement, dated July 3, 1997. (Incorporated by reference from the Schedule 13E-4 and exhibits thereto previously filed with the Securities and Exchange Commission on July 11, 1997 and as amended on July 18, 1997.)

4(h) Indenture, dated as of August 12, 1997 between Insilco Corporation and the Trustee. (Incorporated by reference from the Registration Statement on Form S-4, previously filed with the Securities and Exchange Commission on September 26, 1997, File No. 333-36523.)

4(i) Form of New Note (included in Exhibit 4(j) above and incorporated by reference from the Registration Statement on Form S-4, previously filed with the Securities and Exchange Commission on September 26, 1997, File No. 333-36523.)

4(j) Purchase Agreement, dated as of August 7, 1997, among Insilco Corporation and Goldman, Sachs & Co., McDonald & Company Securities, Inc. and Citicorp Securities Inc. (the "Initial Purchasers"). (Incorporated by reference from the Registration Statement on Form S-4, previously filed with the Securities and Exchange Commission on September 26, 1997, File No. 333-36523.)

4(k) Exchange and Registration Rights Agreement, dated as of August 12, 1997, between Insilco Corporation and the Initial Purchasers. (Incorporated by reference from the Registration Statement on Form S-4, previously filed with the Securities and Exchange Commission on September 26, 1997, File No. 333-36523.)

5 *       Opinion of Porter, Wright, Morris & Arthur regarding legality.

15*       Letter regarding unaudited interim financial information.

23(a) Consent of Porter, Wright, Morris & Arthur (included in Exhibit 5 filed herewith).

23(b)*    Consent of KPMG Peat Marwick LLP.

24   *    Powers of Attorney

----------------
*   Filed with this Registration Statement.